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                                                             EXHIBIT NO. 99.1(d)

                          MASSACHUSETTS INVESTORS TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         The undersigned, being a majority of the Trustees of Massachusetts Investors Trust (the "Trust"), a common law trust organized under the laws of The Commonwealth of Massachusetts pursuant to a Declaration of Trust dated March 21, 1924, as amended (the "Declaration"), acting pursuant to Article VIII,
Section 1A of the Declaration, do hereby redesignate the shares previously designated as Class P shares of the Trust as Class I shares.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of December, 1996.

A. KEITH BRODKIN                           CHARLES W. SCHMIDT
-------------------------                  ---------------------------
A. Keith Brodkin                           Charles W. Schmidt
76 Farm Road                               63 Claypit Hill Road
Sherborn, MA  01770                        Wayland, MA  01778

RICHARD B. BAILEY                          ARNOLD D. SCOTT
-------------------------                  ---------------------------
Richard B. Bailey                          Arnold D. Scott
63 Atlantic Avenue                         20 Rowes Wharf
Boston, MA  02110                          Boston, MA  02110

PETER G. HARWOOD
-------------------------                  ---------------------------
Peter G. Harwood                           Jeffrey L. Shames
211 Lindsay Pond Road                      36 Lake Avenue
Concord, MA  01742                         Newton, MA  02159

J. ATWOOD IVES                             ELAINE R. SMITH
-------------------------                  ---------------------------
J. Atwood Ives                             Elaine R. Smith
1 Bennington Road                          75 Scotch Pine Road
Lexington, MA  02173                       Weston, MA  02193

LAWRENCE T. PERERA                         DAVID B. STONE
-------------------------                  ---------------------------
Lawrence T. Perera                         David B. Stone
18 Marlborough Street                      282 Beacon Street
Boston, MA  02116                          Boston, MA  02116

WILLIAM J. POORVU
-------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138